UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2009 (December 18, 2008)

WESCORP ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30095	33-0921967
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Suite 770, 435 - 4th Avenue S.W., Calgary, Alberta, Canada T2P 3A8
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (403) 206-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02. Unregistered Sales of Equity Securities

Wescorp Energy Inc. (the “Company”) has closed the second interim closing of a non-brokered private placement for an aggregate amount to date of $3,714,853. On December 18, 2008, the Company closed its second interim closing of the Company’s private placement and issued 6,817,131 units (the “December Units”), each consisting of (i) one common share of the Corporation and (ii) one common share purchase warrant (the “December Warrant”). The December Units were purchased for the aggregate principal amount equal to $2,726,853. The December Units consisted of approximately $1.18 million of cash and $1.54 million of debt reduction by exchanging units as payment for outstanding debt. The December Warrants entitle the holders thereof to purchase an aggregate of 6,817,131 shares of the Corporation’s common stock, at a price of $0.60 per share, for a period of two years beginning on the date of issuance of the Warrant. The Company paid no underwriting discounts or commissions.

On September 11, 2008, as previously reported on Form 10-Q filed with the Securities and Exchange Commission on November 17, 2008, the Company closed its first interim closing of the Company’s private placement and issued 2,470,000 units (the “September Units”) each consisting of (i) one common share of the Corporation and (ii) one common share purchase warrant (the “September Warrants”). The September Units were purchased for $988,000. The September Warrants entitle the holders thereof to purchase an aggregate of 2,470,000 shares of the Corporation’s common stock, at a price of $0.60 per share at any time until the close of business on December 11, 2010.

The December Units issued were issued based on exemptions from registration under the Securities Act of 1933, as amended, and applicable state laws pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D. These issuances qualified for this exemption from registration because (i) each investor is an accredited investor; (ii) the Company did not engage in any general solicitation or advertising to market the securities; (iii) the investors were provided the opportunity to ask questions and receive answers from the Company regarding the issuance; (iv) the securities were issued to a person with knowledge and experience in financial and business matters so that he is capable of evaluating the merits and risks of an investment in the Company; and (v) the investors received “restricted securities.”

Also as previously reported, the September Units were issued to non-US residents outside the United States in reliance upon the exemption from registration under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”),. This issuance qualified for exemption from registration because (i) the securities were sold to non-U.S. investors in an offshore transaction (as defined under Regulation S); (ii) the Company did not use any directed selling efforts (as defined under Regulation S) in the United States; (iii) offering restrictions (as defined under Regulation S) were implemented by the Company; and (iv) the investors received and will receive upon execution of any warrant “restricted securities” that include all applicable legends and are subject to resale limitations in accordance with Regulation S.

Item 7.01 Regulation FD Disclosure.

On January 22, 2009, Wescorp Energy Inc. (the “Company”) issued a press release entitled “Wescorp Energy raises $3,714,853 USD”. The press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Item 7.01 of, and Exhibit 99.1 attached to, this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing. This Current Report on Form 8-K does not constitute a determination of whether any information included herein is material.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document

99.1	Press Release dated January 22, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCORP ENERGY INC.

January 28, 2009	By: /s/Douglas Biles
Douglas Biles
Chief Executive Officer

Exhibit Index

Exhibit No.	Document

99.1	Press Release dated January 22, 2009